UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 19, 2007

CONSOLIDATED RESOURCES HEALTH CARE FUND II
(Exact name of registrant as specified in its charter)

GEORGIA	0-13415	58-1542125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1175 Peachtree Street, Suite 1230
Atlanta, Georgia  30361
(Address of Principal
Executive Offices)

(404) 873-1919
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.     Completion of Acquisition or Disposition of Assets

On December 19, 2007, Consolidated Resources Health Care Fund II (the “Partnership”) completed the sale of all its assets, namely, the 99.5% general partner interest it held in each of Consolidated Resources Health Care Fund II – Mayfair Village, Ltd. (the “Retirement Facility”) and Consolidated Resources Health Care Fund II – Mayfair Nursing Care Center, Ltd. (the “Nursing Facility”) to Mayfair Retirement Investors, LLC (“MRI”) and Mayfair Medical Investors, LLC (“MMI”), respectively.  This sale was made pursuant to an Equity Purchase Agreement executed on October 3, 2007 which was previously reported and filed as an exhibit to the Partnership’s Form 8-K filed October 4, 2007.  MMI and MRI are affiliated through common ownership with our management company and of Consolidated Associates II, the Partnership’s non-managing general partner.

The Partnership received $19.0 million for these assets, $3.2 million of which was used to pay in full the outstanding indebtedness of the Retirement Facility and the Nursing Facility.  Within ninety days after closing, the Partnership expects to receive an additional $2.3 million following the final determination of the net working capital of the two facilities as of the closing date pursuant to provisions contained in the purchase agreement.

A distribution to the limited partners of the proceeds from the sale net of transaction expenses is expected to occur on or about December 28, 2007.  As a result of the sale, the Partnership is in a state of dissolution.  The Managing General Partner, in its capacity as liquidating trustee pursuant to the terms of the Partnership Agreement, has established a liquidating trust account which is to be used to cover potential liabilities of the Partnership including its indemnity obligations under the Equity Purchase Agreement.  These indemnity obligations will expire two years from the closing date (unless waived by the purchaser prior to expiration) at which time the balance held in the liquidating trust account will be distributed.

Item 9.01    Financial Statements and Exhibits

(b)	Pro Forma Financial Information
Filed herewith.
(d)	Exhibits
2.1	Equity Purchase Agreement dated October 3, 2007 among Consolidated Resources Health Care Fund II, Mayfair Medical Investors, LLC and Mayfair Retirement Investors, LLC (incorporated by reference from Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed on October 4, 2007)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED RESOURCES HEALTH CARE II

	By:	WELCARE SERVICE CORPORATION-II,
its Managing General Partner

Date: December 27, 2007		/s/ John F. McMullan
John F. McMullan
Director and Principal Executive Officer of theManaging General Partner